UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007 (December 17, 2007)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 17, 2007, Bob Evans Farms, Inc. (the “Company”) announced the appointment of Herbert Billinger as executive vice president of operations, productivity and integration at Mimi’s Café, a wholly-owned subsidiary of the Company. The appointment of Mr. Billinger becomes effective January 2, 2008. Mr. Billinger, age 45, comes to Mimi’s Café from Kentucky Fried Chicken, where he has served as vice president of operations and senior director of franchise operations since 2002, with responsibility for 242 company restaurants and 894 franchise restaurants. Prior to that, from 1990 to 2002, Mr. Billinger was at Pizza Hut, where he held the positions of director of company operations, corporate director of core labor management, area manager and restaurant general manager, among others. Mr. Billinger also spent 11 years in management at several McDonald’s Corporation franchise companies. A copy of the news release announcing Mr. Billinger’s appointment is attached as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (a) — (c). Not applicable.
     (d). Exhibits.

99	News Release of Bob Evans Farms, Inc. dated December 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: December 20, 2007	By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Assistant Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 20, 2007

Exhibit No.	Description

99	News release issued by Bob Evans Farms, Inc. on December 17, 2007